EXHIBIT 99.1

SoundBite Communications Reports First Quarter 2013 Financial Results

Revenues of $11.3 Million; Mobile Revenues Up 30% Over Prior Year

BEDFORD, Mass., May 9, 2013 (GLOBE NEWSWIRE) -- SoundBite Communications, Inc. (Nasdaq:SDBT), a provider of customer experience management solutions, today announced its financial results for the first quarter 2013. First quarter revenues, computed in accordance with U.S. generally accepted accounting principles (GAAP), were $11.3 million, an increase of 2% compared to the same quarter in 2012. GAAP net loss for the first quarter of 2013 was $1.4 million, or $0.08 per share, versus net loss of $247,000 or $0.02 per share in the first quarter of 2012.

On a non-GAAP basis, after excluding the effects of amortization of intangible assets, non-cash stock-based compensation expense, severance expense, a present value adjustment related to the SmartReply contingent consideration, and a tax provision, net loss was $417,000 or $0.03 per share in the first quarter of 2013 compared to a net loss of $431,000 or $0.03 per share in the same quarter in 2012.

"This was a solid quarter for us on an operational basis. SoundBite executed well, despite the first quarter being a traditionally seasonally weaker quarter; with revenue near the mid-point of our guidance range, mobile growing 30% over last year, a dozen new clients and partners starting pilots and running campaigns on our platforms, and gaining traction in our key initiatives such as the hosted dialer," stated Jim Milton, president and CEO of SoundBite Communications.

Milton continued, "By continuing our transformation into Customer Experience Management and expanding our offerings during 2012 we set a strong foundation for growth for SoundBite. As we increase our channel partnerships, convert new client activity into revenue streams, and drive intelligent, value-added mobile and cross-channel campaigns deeper into our client base during the first half we believe we will be set to deliver sustainable profitability to our shareholders in the second half of 2013."

Recent Highlights

  Announced DecisionPoint, a campaign analytics solution providing real-time, actionable business intelligence to improve response rates, reduce communications costs, and increase ROI in order to optimize customer experience.
  Announced relationship with Partnership for a Healthier America and Share Our Strength for their recent kick off of "Dinner Made Easy", a pilot program using SoundBite's mobile offerings to reach families in need to deliver educational tips, coupons, surveys and recipes.
  Expanded its compliance suite with new Contact Controls. This enhancement lowers contact center risk, increases ROI, and improves customer experience.
  Signed a new reseller in Spain, Grupo Astel, a contact center network specializing in customer relationship management, to resell SoundBite's cloud-based offerings.

Quarterly Results

GAAP Results

Gross margin for the first quarter of 2013 was 59.9% versus 60.4% in the first quarter of 2012.  Operating expenses were $8.1 million in the first quarter of 2013 and as a percentage of revenues were 71.7% versus 71.0% in the year-earlier period.

Operating loss for the first quarter was $1.3 million, compared to a loss of $1.2 million in the same quarter last year.

Net loss was $1.4 million for the first quarter of 2013 versus a net loss of $247,000 in the first quarter of 2012. Net loss per share for the first quarter of 2013 was $0.08, versus $0.02 in the same quarter of 2012.

Non-GAAP Results

First quarter 2013 non-GAAP net loss was $417,000 or $0.03 per share, compared to a non-GAAP net loss of $431,000 or $0.03 per share for the same period in 2012. Non-GAAP net loss computations exclude amortization expense, stock-based compensation expense, severance expense, a present value adjustment of the contingent consideration related to the SmartReply earn-out, a tax provision and a tax benefit. A reconciliation of GAAP net loss to non-GAAP net loss is included with the financial tables at the end of this release.

Adjusted EBITDA

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) for the first quarter of 2013 was a loss of $50,000 versus a loss of $133,000 in the first quarter of 2012. Adjusted EBITDA reflects EBITDA excluding the effects of stock-based compensation expense, present value adjustments of the contingent consideration related to the SmartReply earn-out and severance expense in the first quarter 2013 and 2012. A reconciliation of net loss to Adjusted EBITDA is included with the financial tables at the end of this release.

Cash flow from operating activities was $1.6 million.

Second Quarter Guidance

Based on information available as of May 9, 2013, SoundBite is issuing guidance for the second quarter 2013 as follows:

SoundBite currently projects revenues in the range of $11.1 million to $11.8 million and gross margin in the range of 61% to 62% for the second quarter of 2013. Operating expenses are expected to be approximately $8.2 million. The projection for GAAP net loss is in the range of $900,000 to $1.4 million and on a per share basis is a net loss of $0.05 to $0.08 for the second quarter of 2013.

The non-GAAP projections are for a non-GAAP net loss of $200,000 to $700,000, or $0.01 to $0.04 per share. Non-GAAP estimates exclude the effects of the amortization of intangible assets of approximately $350,000 associated with the Company's acquisitions of SmartReply and 2ergo Americas, estimated stock-based compensation expense of approximately $300,000, and a present value adjustment of the contingent consideration related to the SmartReply earn-out of approximately $40,000. On an adjusted basis, SoundBite is projecting earnings before interest, taxes, depreciation and amortization to be a loss of $300,000 to income of $200,000. These projections assume a basic weighted share count of approximately 16.5 million shares for the second quarter of 2013. SoundBite expects capital expenditures to be approximately $350,000 and depreciation expense to be approximately $350,000.

Webcast and Teleconference Information

The Company will host a conference call today at 5:00 p.m. ET to discuss its financial results.  A live and archived webcast of the event will be available at http://ir.soundbite.com/. A live dial-in is available in the U.S. at + 1 866 318 8613 and outside the U.S. at +1 617 399 5132, and using the passcode: 70160445. A replay of the call will be available approximately two hours after the call completes and can be accessed by dialing +1 888 286 8010 in the U.S. and outside the U.S. at +1 617 801 6888 and entering the passcode: 72127112.

Non-GAAP and Adjusted Measures

To supplement its statements of operations information presented in accordance with GAAP, SoundBite presents information with respect to non-GAAP net loss, non-GAAP free cash flow and Adjusted EBITDA. SoundBite has included in this release reconciliations of GAAP net loss to non-GAAP net loss, and GAAP net loss to Adjusted EBITDA. SoundBite believes these supplemental measures are often used by investors as measures of financial performance in evaluating technology companies such as SoundBite and also believes these financial measures can enhance investors' overall understanding of SoundBite's historical financial performance. The presentation of these supplemental financial measures should not be considered in isolation from, or as a substitute for, SoundBite's financial results reported in accordance with GAAP. SoundBite may compute these supplemental financial measures differently from other companies, which would reduce their usefulness as comparative measures.

About SoundBite Communications

SoundBite Communications is a customer experience management company with deep expertise in delivering cloud-based mobile marketing, proactive customer care, and collections/payments solutions. More than 450 global end-clients, including nearly 50 Fortune 500 companies, leverage SoundBite's proactive multi-channel communications and preference management platforms to power 2.5 billion personalized and compliant customer interactions annually across the full consumer lifecycle. Visit SoundBite.com and follow SoundBite on Twitter @SoundBiteComm for more information.

Forward-Looking Statement

This is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. The statements made in the third and fourth paragraph of this press release and the statements made under "Second Quarter Guidance" are forward-looking statements based upon SoundBite's historical performance and its current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by SoundBite, its management or any other person that the future plans, estimates or expectations contemplated by SoundBite will be achieved. These forward-looking statements represent SoundBite's expectations as of the date of this press release. Subsequent events may cause these expectations to change and SoundBite disclaims any obligation to update the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including: slower than anticipated development of the market for automated voice messaging services; defects in SoundBite's platform; disruptions in its service or errors in its execution; discontinued or decreased use of SoundBite's service by its clients, which are not subject to minimum purchase requirements for any reason, including market conditions and regulatory developments; and the occurrence of events adversely affecting the collection agencies industry or in-house collection departments, which account for a significant portion of SoundBite's revenues. These and other factors, including the factors set forth under the caption "Item 1A. Risk Factors" of Part I in SoundBite's most recent annual report on Form 10-K filed with the Securities and Exchange Commission, could cause SoundBite's performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

SoundBite is a registered service mark of SoundBite Communications, Inc.

(SDBT: F, G)

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31
	2013	2012
Revenues	$ 11,254	$ 11,081
Cost of revenues (1)	4,515	4,387
Gross profit	6,739	6,694
Operating expenses:
Research and development (1)	1,888	1,694
Sales and marketing (1)	4,160	3,869
General and administrative (1)	2,021	2,304
Total operating expenses	8,069	7,867
Operating loss	(1,330)	(1,173)
Interest and other (loss) income	(25)	39
Loss before income tax (provision) benefit	(1,355)	(1,134)
Income tax (provision) benefit	(41)	887
Net loss	$ (1,396)	$ (247)

Net loss per common share:
Basic and diluted	$ (0.08)	$ (0.02)
Weighted average common shares outstanding:
Basic and diluted	16,501,478	16,436,046

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended
	March 31
	2013	2012

Cost of revenues	$ 10	$ 11
Research and development	58	54
Sales and marketing	76	72
General and administrative	148	105
	$ 292	$ 242

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$ 14,768	$ 10,119
Short-term investments	1,398	4,896
Accounts receivable, net of allowance for doubtful accounts of $89 and $91 at March 31, 2013 and December 31, 2012, respectively	8,216	10,223
Prepaid expenses and other current assets	1,138	1,621
Total current assets	25,520	26,859
Property and equipment, net	1,944	2,026
Intangible assets, net	2,335	2,764
Goodwill	6,594	6,594
Other assets	78	89
Total assets	$ 36,471	$ 38,332

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 923	$ 1,448
Accrued expenses	4,116	4,464
Other current liabilities	435	417
Total current liabilities	5,474	6,329
Non-current liabilities:
Long-term contingent consideration payable	558	535
Other liabilities	165	97
Total liabilities	6,197	6,961

Stockholders' equity:
Common stock, $0.001 par value — 75,000,000 shares authorized; 16,980,707 and 16,972,025 shares issued at March 31, 2013 and December 31, 2012, respectively; 16,507,039 and 16,498,357 shares outstanding at March 31, 2013 and December 31, 2012, respectively	18	17
Additional paid-in capital	72,221	71,923
Treasury stock, at cost —473,668 shares at March 31, 2013 and December 31, 2012	(833)	(833)
Accumulated other comprehensive loss	(72)	(72)
Accumulated deficit	(41,060)	(39,664)
Total stockholders' equity	30,274	31,371
Total liabilities and stockholders' equity	$ 36,471	$ 38,332

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$ (1,396)	$ (247)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	342	337
Amortization of intangible assets	429	407
Amortization of (discounts) premiums paid on short-term investments	(2)	5
Adjustment to contingent consideration	41	54
Stock-based compensation expense	292	242
Deferred taxes	41	(887)
Change in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	2,007	586
Prepaid expenses and other current assets	483	56
Other assets	11	(15)
Accounts payable	(321)	166
Accrued expenses and other liabilities	(321)	(172)
Net cash provided by operating activities	1,606	532
Cash flows from investing activities:
Cash paid related to Mobile Collect acquisition	--	(271)
Cash paid related to 2ergo Americas acquisition, net of cash acquired	--	(3,773)
Purchases of short-term investments	--	(2,934)
Sales and maturities of short-term investments	3,500	5,151
Purchases of property and equipment	(464)	(381)
Net cash provided by (used in) investing activities	3,036	(2,208)
Cash flows from financing activities:
Proceeds from exercise of stock options	7	68
Treasury stock purchases	--	(249)
Net cash provided by (used in) financing activities	7	(181)
Net increase (decrease) in cash and cash equivalents	4,649	(1,857)
Cash and cash equivalents, beginning of year	10,119	17,706
Cash and cash equivalents, end of year	$ 14,768	$ 15,849

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$ 5	$ 6

Supplemental disclosures of non-cash investing activities:
Property and equipment, included in accounts payable	$ 115	$ --
Contingent cash payment to Mobile Collect, included in other current liabilities	$ --	$ 227

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)

	Three Months Ended March 31,
	2013	2012
Net loss	$ (1,396)	$ (247)
Interest income	(5)	(17)
Foreign currency exchange loss (gain)	30	(22)
Tax provision (benefit)	41	(887)
Depreciation of property and equipment	342	337
Amortization of intangible assets	429	407
EBITDA	$ (559)	$ (429)
Stock-based compensation expense	292	242
Adjustment to contingent consideration	41	54
Severance expense	176	--
Adjusted EBITDA	$ (50)	$ (133)

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and EPS
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2013	2012
GAAP net loss	$ (1,396)	$ (247)
Stock-based compensation expense	292	242
Amortization of intangible assets	429	407
Adjustment to contingent consideration	41	54
Severance expense	176	--
Tax provision (benefit)	41	(887)
Non-GAAP net loss	$ (417)	$ (431)

Non-GAAP net loss per common share:
Basic and diluted	$ (0.03)	$ (0.03)

Weighted average common shares used in computing Non-GAAP net loss per common share:
Basic and diluted	16,501,478	16,436,046
CONTACT: IR & Media Contact:
         Lynn Ricci
         SoundBite Communications
         781-897-2696
         lricci@SoundBite.com